GMG
GOLDEN MATRIX GROUP

YOU CAN BET ON US

FY22 Q1
CORPORATE HIGHLIGHTS

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company' s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company' s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company to manage growth; disruptions caused by acquisitions; the Company' s reliance on its management; the fact that the Company' s chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company' s operations and prospects; the Company' s ability to protect proprietary information; the ability of the Company to compete in its market; the Company' s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the Company' s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company' s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company' s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its Securities and Exchange Commission (SEC) filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company' s financial results is included from time to time in the "Forward-Looking Statements," "Risk Factors" and "Management' s Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company' s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Non-GAAP Financial Measures

Adjusted EBITDA, which is disclosed below, is a "non-GAAP financial measure" presented as a supplemental measure of the Company' s performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, and also excludes derivative expense. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company' s results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company' s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled "Reconciliation of Net Income attributable to Golden Matrix Group, Inc., to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization" included at the end of this release.

GMG
GOLDEN MATRIX GROUP

FINANCIAL HIGHLIGHTS

QUARTERLY REVENUES

+35% last quarter

+259% last year*



2022Q1
$2,639,402
2021Q4
$1,951,406
2021Q1
$734,764

Quarterly Revenue of ***$2,639,402*** which is an increase of ***35%*** compared to the last quarter and an increase of ***259%*** compared to the same Quarter in the previous Fiscal Year.

QUARTERLY NET PROFITS

+145% last quarter



2022Q1
$127,872
2021Q4
$52,158

Quarterly Net Profits of ***$127,872*** which is an increase of ***145%*** compared to the last Quarter.

ADJUSTED EBITDA**

+18% last year*



2022Q1
$663,311
2021Q1
$562,650

Adjusted EBITDA of ***$663,311*** which is an increase of ***18%*** compared to the same Quarter in the previous Fiscal Year.

**last year: the same Quarter in the previous Fiscal Year.*
***Adjusted EBITDA: a non-GAAP financial measure. See also "Non-GAAP Financial Measures" and "Reconciliation of net income attributable to Golden Matrix Group, Inc., to adjusted earnings excluding interest expense, interest income, amortization expense and stock based compensation expense" included at the end of this release.*

GMG
GOLDEN MATRIX GROUP

FINANCIAL HIGHLIGHTS

ASSETS


2022Q1
$15,162,029
2021Q4
$13,814,547
2021Q1
$4,175,871

+10% last quarter

+263% last year*

Assets of ***$15,162,029*** which is an increase of ***10%*** compared to the last quarter and an increase of ***263%*** compared to the same Quarter in the previous Fiscal Year.

CASH ON HAND


2022Q1
$11,750,489
2021Q1
$1,940,392

+506% last year*

Cash on hand of ***$11,750,489*** which is an increase of ***506%*** compared to the same Quarter in the previous Fiscal Year.

SHAREHOLDERS' EQUITY


2022Q1
$13,920,959
2021Q4
$13,261,937
2021Q1
$3,035,284

+5% last quarter

+359% last year*

Shareholders' Equity of ***$13,920,959*** which is an increase of ***5%*** compared to the last quarter and an increase of ***359%*** compared to the same Quarter in the previous Fiscal Year.

**last year: the same Quarter in the previous Fiscal Year.*

GOLDEN MATRIX GROUP

CEO MESSAGE



Brian Goodman

(Chief Executive Officer)

"The business has made significant progress in the last quarter. Our Team has a consistent track record of executing on its strategic ambitions and delivering growth, and as such we are gaining traction and building momentum.

The Company reported a solid increase in revenues to $2,639,402 for the quarter, an increase of 259% compared to the same quarter in the previous financial year ending April 30, 2020 and an increase of 35% compared to the prior quarter ending January 31, 2021. The Company also improved profitability and as a result has strengthened its balance sheet considerably.

The diversification of our highly scalable business model and advanced technology has enabled us to deliver a robust financial performance in spite of the challenging backdrop.

The Company has added to its gaming portfolio, is in the midst of launching its new Aggregate Gaming System with new features and plans to shortly launch an E-sport Peer to Peer gaming portfolio under the brand name Player2P in the US. I am confident that we will continue to expand our existing relationships and customer base and rollout into new global markets.

We are particularly pleased with the devotion and productivity of our Team and would like to thank all of our shareholders for their ongoing support and interest in the Company's progress.

We will continue to be relentless in broadening our product offerings, building new and improved technology, opening new global markets, and as a result striving to deliver solid results and shareholder value."

SAFE HARBOUR STATEMENT CAN BE FOUND AT:

https://goldenmatrix.com/investors-overview/safe-harbour-statement

Golden Matrix Group Inc.

Reconciliation of Net Income attributable to Golden Matrix Group Inc., to Adjusted Earnings excluding Interest Expense, Interest Income, Amortization Expense and Stock-based Compensation Expense

	Three Months Ended April 30, 2021	Three Months Ended April 30, 2020
GAAP Net Income	$127,872	$229,739
+ Interest Expense	-	$6,151
- Interest Income	$(40)	$(1,296)
+ Amortization Expense	$9,526	-
+ Stock-based Compensation Expense	$525,953	$328,056
Non-GAAP Adjusted EBITDA	**$663,311**	**$562,650**

GOLDEN MATRIX GROUP